UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 15, 2005

METRETEK TECHNOLOGIES, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-19793 (Commission File Number)	84-11698358 (IRS Employer Identification No.)
303 East 17th Avenue, Suite 660
Denver, Colorado 80203
(Address of principal executive offices) (Zip code)
Registrant’s telephone number, including area code: (303) 785-8080
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreements.
     On November 15, 2005, PowerSecure, Inc. (“PowerSecure”), a wholly-owned subsidiary of Metretek Technologies, Inc., a Delaware corporation (the “Company”), entered into an Amended and Restated Employment and Non-Competition Agreement (“Hinton Employment Agreement”) with Sidney Hinton, the President and Chief Executive Officer of PowerSecure. In addition, on November 15, 2005, Southern Flow Companies, Inc. (“Southern Flow”), a wholly-owned subsidiary of the Company, entered into an Employment and Non-Competition Agreement (“Bernard Employment Agreement”) with John D. Bernard, the President and Chief Executive Officer of Southern Flow.
     Hinton Employment Agreement. The Hinton Employment Agreement amended and restated the original employment agreement between the Company and Mr. Hinton, which had an expiration date of January 1, 2006. Under the Hinton Employment Agreement, the employment term of Mr. Hinton was extended and renewed until January 1, 2009, with automatic additional one-year renewal periods when the terms expire, unless either the Company or Mr. Hinton gives 30 days prior written notice of termination, and the severance period and the post-employment non-competition period was extended to two years.
     The base salary under the Hinton Employment Agreement, which is subject to annual upward adjustments at the discretion of the Board of Directors (through its Compensation Committee), is currently set at $262,500. In addition to the base salary, the Hinton Employment Agreement provides, among other things, for an annual bonus of 7% of PowerSecure’s cash flow from operations. The Hinton Employment Agreement also provides Mr. Hinton with standard employee benefits.
     If Mr. Hinton’s employment is terminated for any reason, other than by the Company for “cause” (as defined in the Hinton Employment Agreement), including termination by death, by disability, by the Company without cause, by Mr. Hinton voluntarily, or due to the expiration of the employment term or any renewal period, then Mr. Hinton will be entitled to receive a severance package, payable over the subsequent two years, in the amount of two times the sum of his most recent base salary plus his average bonuses for the two years before and for the year of the date of termination (if he had remained employed) (the “Hinton Severance Amount”). Under the Hinton Employment Agreement, Mr. Hinton is prohibited from competing with the business of the Company or its affiliates for a period of two years after the termination of his employment. The Hinton Employment Agreement also contains certain restrictions on Mr. Hinton’s use of confidential information and use of inventions and other intellectual property.
     The Hinton Employment Agreement also includes a change in control provision designed to provide for continuity of management in the event the Company or PowerSecure undergoes a change in control. The Hinton Employment Agreement provides that if within three years after a change in control, Mr. Hinton is terminated by the Company for any reason other than for “cause”, or if Mr. Hinton terminates his employment for “good reason” (as such terms are defined in the Hinton Employment Agreement), then Mr. Hinton is entitled to receive a lump-sum severance payment equal to the Hinton Severance Amount, together with certain other payments and benefits, including continued participation in all the Company’s insurance plans for a period of two years. Under the Hinton Employment Agreement, a “change in control” will be deemed to have occurred only if:
•	any person or group becomes the beneficial owner of 50% or more of the Company’s or PowerSecure’s Common Stock;

•	a majority of the Company’s or PowerSecure’s present directors are replaced, unless the election of any new director is approved by a two-thirds vote of the current (or properly approved successor) directors;

•	the Company or PowerSecure approves a merger, consolidation, reorganization or combination, other than one in which the Company’s or PowerSecure’s voting securities outstanding immediately prior thereto continue to represent more than 50% of the Company’s or PowerSecure’s total voting power or of the surviving corporation following such a transaction and the Company’s PowerSecure’s directors continue to represent a majority of its directors or of the surviving corporation following such transaction; or

•	the Company or PowerSecure approves a sale of all or substantially all of its assets.
     Bernard Employment Agreement. The Bernard Employment Agreement provides for an employment term for Mr. Bernard until December 31, 2007, with automatic additional one-year renewal periods when the terms expire, unless either the Company or Mr. Bernard gives 30 days prior written notice of termination.
     The base salary under the Bernard Employment Agreement, which is subject to annual upward adjustments at the discretion of the Board of Directors (through its Compensation Committee), is currently set at $150,000. In addition to the base salary, the Bernard Employment Agreement provides, among other things, for Mr. Bernard’s participation in Southern Flow bonus plans generally and for standard employee benefits.
     If Mr. Bernard’s employment is terminated for any reason, other than by the Company for “cause” (as defined in the Bernard Employment Agreement), including termination by death, by disability, by the Company without cause, by Mr. Bernard voluntarily, or due to the expiration of the employment term or any renewal period, then Mr. Bernard will be entitled to receive a severance package, payable over the subsequent two years, in the amount of one-half (1/2) times (if his employment terminates on or before December 31, 2006) or one (1) time (if his employment terminates on or after January 1, 2007) the sum of his most recent base salary plus his average bonuses for the three years before the date of termination (the “Bernard Severance Amount”). Under the Bernard Employment Agreement, Mr. Bernard is prohibited from competing with the business of the Company or its affiliates for a period of six months (if his employment terminates on or before December 31, 2006) or one year (if his employment terminates on or after January 1, 2007) after the termination of his employment. The Bernard Employment Agreement also contains certain restrictions on Mr. Bernard’s use of confidential information and use of inventions and other intellectual property.
     The Bernard Employment Agreement also includes a change in control provision designed to provide for continuity of management in the event the Company or PowerSecure undergoes a change in control. The Bernard Employment Agreement provides that if within three years after a change in control, Mr. Bernard is terminated by the Company for any reason other than for “cause”, or if Mr. Bernard terminates his employment for “good reason” (as such terms are defined in the Bernard Employment Agreement), then Mr. Bernard is entitled to receive a lump-sum severance payment equal to the Bernard Severance Amount, together with certain other payments and benefits, including continued participation in all the Company’s insurance plans for a period of six months or one year, depending on the date of termination (matching the period of his non-competition covenant discussed above). Under the Bernard Employment Agreement, a “change in control” will be deemed to have occurred until the same events applicable to the Hinton Employment Agreement, as discussed above, except that the events shall be applicable to the Company and Southern Flow.

     The Hinton Employment Agreement and the Bernard Employment Agreement are attached hereto as Exhibits 10.1 and 10.2 and incorporated herein by reference. The foregoing summary is qualified in its entirety by reference to, and should be read in conjunction with, such exhibits.
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits
10.1	Amended and Restated Employment and Non-Competition Agreement, dated as of November 15, 2005, between PowerSecure, Inc. and Sidney Hinton.

10.2	Employment and Non-Competition Agreement, dated as of November 15, 2005, between Southern Flow Companies, Inc. and John D. Bernard.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METRETEK TECHNOLOGIES, INC.
By:	/s/ W. Phillip Marcum
W. Phillip Marcum
President and Chief Executive Officer

Date: November 15, 2005

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